
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:                     September  8, 1997
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                          (Date of the earliest event reported)


                           AMERICAN BUSINESS INFORMATION, INC.
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                 (Exact name of Registrant as specified in its charter)


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
          Delaware                  0-19598                   47-0751545
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(State or other juris-            (Commission              (I.R.S. Employer
 diction of incorporation)        File Number)          Identification Number)

5711 South 86th Circle, Omaha, Nebraska                                 68127
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(Address of principal executive offices)                              (Zip Code)


                                 402/593-4500
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              Registrant's telephone number, including area code
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Item 5.   Other Events

        On September 8, 1997, American Business Information, Inc. (the "Company") completed its acquisition of the retail and direct marketing operations of Pro CD, Inc., a subsidiary of Acxiom Corporation (the "Acquisition"). Pro CD, headquartered in Danvers, MA, is a leading provider of telephone directory and other business software products on CD-ROM to consumers.

        The cash payment for the purchase price of $18 million has been funded by First Union National Bank (the "Bank") of North Carolina, pursuant to an existing loan agreement between the Company and the Bank dated February 14, 1997, as amended and restated in connection with the Acquisition.

Item 7.   Financial Statements

        (c) Exhibits

        99.1 Agreement of Sale of Certain Assets of Pro CD, Inc. a subsidiary of Acxiom Corporation ("Acxiom") Corporation, to CD-Rom Technologies, Inc. ("CTI") a subsidiary of American Business Information, Inc. and License of Technology from Axciom to CTI dated July 24, 1997

        99.2 Technology License Agreement between Pro CD, Inc. and CD-Rom Technologies, Inc. dated September 4, 1997

        99.3 Data License Agreement between American Business Information, Inc. and Acxiom Corporation dated July 24, 1997

        99.4 Press Release dated September 8, 1997

        99.5 Amended and Restated Credit Agreement between American Business Information, Inc. and First Union National Bank, dated August 29, 1997, including all Exhibits thereto
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 3, 1997             /s/ Steve Purcell
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                                  Steve Purcell, Chief Financial Officer